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                                                                     EXHIBIT 8.2



                      Gunderson, Dettmer Stough Villeneuve
                            Franklin & Hachigian, LLP
                             155 Constitution Drive
                              Menlo Park, CA 94025


                                  May 10, 2001


Adexa, Inc.
5933 West Century Blvd., Twelfth Floor
Los Angeles, California  90045

Ladies and Gentlemen:

                  We have acted as counsel to Adexa, Inc., a California corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Reorganization dated as of February 7, 2001 (the "Merger Agreement"), by and among Company, Axe Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of FreeMarkets, Inc., a Delaware corporation ("Parent"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement"), which includes the Joint Proxy Statement/Prospectus of Parent and the Company ("Proxy Statement"), which is being amended by filing with the U.S. Securities and Exchange Commission under the Securities Act of 1933 on May 7, 2001. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                  You have requested our opinion regarding certain federal income tax consequences of the Merger. In connection with rendering this opinion, we have assumed and relied upon (without any independent investigation):

                  1. The truth and accuracy of the statements, covenants, representations and warranties contained in the Merger Agreement, in the representations received by us from Company dated as of May 4, 2001, and from Parent and Merger Sub dated as of April 5, 2001 (the "Tax Certificates") and in the Registration Statement;

                  2. Consummation of the Merger in accordance with the Merger Agreement, without any waiver, breach or amendment of any material provisions of the Merger Agreement, the effectiveness of the Merger under applicable state law, and the performance of all covenants


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Adexa, Inc.
May 10, 2001
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contained in the Merger Agreement and
the Tax Certificates without waiver or breach of any material provisions thereof;

                  3. The accuracy of any representation or statement made "to the knowledge of" or similarly qualified without such qualification, and as to all matters in which a person or entity is making a representation, that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement inconsistent with such representation, and there is no such plan, intention, understanding, or agreement inconsistent with such representation;

                  4. The authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

                  5. The absence of any occurrence since the date of the Tax Certificates, which change could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date; and

                  6. The reporting of the Merger as a reorganization, within the meaning of Section 368(a) of the Code, by Parent and Company in their respective federal income tax returns.

                  Based upon the foregoing, we are of the opinion that the discussion contained in the Registration Statement under the caption "The Merger
- Material United States Federal Income Tax Consequences," subject to the limitations, qualifications and assumptions described therein, sets forth the material United States Federal income tax considerations applicable to the Company's stockholders in the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

                  This opinion represents our best judgment regarding the application of Federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or a retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws. If any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


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Adexa, Inc.
May 10, 2001
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                  This opinion addresses only the matters described above, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.

                  This opinion is rendered only to you and is solely for your benefit in connection with filing the Registration Statement with the Securities and Exchange Commission. This opinion may not be relied upon for any other purpose or by any other person or entity, and may not be furnished to, quoted to or by or relied upon by any other person or entity, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "The Merger
- Material United States Federal Income Tax Consequences" in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended.



                                          Very truly yours,



                                          GUNDERSON DETTMER STOUGH
                                          VILLENEUVE FRANKLIN & HACHIGIAN, LLP